Exhibit 5.21

A&L Goodbody Solicitors International Financial Services Centre North Wall Quay Dublin 1

Tel: +353 1 649 2000     Fax: +353 1 649 2649     email: info@algoodbody.com     website: www.algoodbody.com     dx: 29 Dublin

our ref   |   OMC/SOC 01369089     your ref   |                                     date   |   18 June 2010

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton Hm12

Bermuda

Global Crossing Limited

Registration Statement for Senior Secured Notes

Dear Sirs,

We have acted on behalf of Global Crossing Ireland Limited, Global Crossing Services Ireland Limited and Global Crossing Services Europe Limited (each a Company, and together the Companies), being subsidiaries of Global Crossing Limited, a company incorporated under the laws of Bermuda (GCL), in connection with filing of a registration statement on Form S-4 originally filed on 18 June, 2010 under Registration Number 333-167635 by GCL and its co-registrats (including the Companies) collectively the Guarantors with the Securities and Exchange Commission under the Securities Act 1933, as amended and the Trust Indenture Act, 1939, as amended, as same may be amended from time to time (the Registration Statement) relating to the proposed issuance of (a) $750,000,000 in aggregate principal amount of GCL’s 12% Senior Secured notes due 2015 (the New Notes) and (b) the guarantees of the New Notes by the Guarantors pursuant to Article 11 of an indenture dated 22 September 2009 between GCL, Wilmington Trust FSB as trustee (the Trustee) and the guarantors as defined therein (the Indenture) (the Transaction).

1.	We have examined a copy of the Indenture;

1.1.	a corporate certificate of Global Crossing Ireland Limited dated 22 September, 2009 as confirmed by a corporate certificate of Global Crossing Ireland Limited dated 18 June 2010 attaching:

1.1.1.	copies of the certificate of incorporation and memorandum and articles of association of Global Crossing Ireland Limited;

1.1.2.	a copy of the minutes of a meeting of the board of directors of Global Crossing Ireland Limited held on 22 September 2009; and

1.1.3.	a copy of the power of attorney of Global Crossing Ireland Limited dated 22 September 2009;

1.2.	a corporate certificate of Global Crossing Services Ireland Limited dated 22 September, 2009 as confirmed by a corporate certificate of Global Crossing Services Ireland Limited dated 18 June 2010 attaching:

1.2.1.	copies of the certificate of incorporation and memorandum and articles of association of Global Crossing Services Ireland Limited;

1.2.2.	a copy of the minutes of a meeting of the board of directors of Global Crossing Ireland Limited held on 22 September 2009; and

1.2.3.	a copy of the power of attorney of Global Crossing Services Ireland Limited dated 22 September 2009; and

1.3.	a corporate certificate of Global Crossing Services Europe Limited dated 22 September, 2009 as confirmed by a corporate certificate of Global Crossing Services Europe Limited dated 18 June 2010 attaching:

1.3.1.	copies of the certificate of incorporation and memorandum and articles of association of Global Crossing Services Europe Limited;

1.3.2.	a copy of the minutes of a meeting of the board of directors of Global Crossing Services Europe Limited held on 22 September, 2009; and

1.3.3.	a copy of the power of attorney of Global Crossing Services Europe Limited dated 22 September, 2009,

and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion. The certificates listed at 1.1, 1.2 and 1.3 above are collectively hereinafter referred to as the “Certificates”.

Terms defined in the Indenture have the same meaning in this opinion letter unless otherwise defined herein.

2.	For the purpose of giving this opinion we have assumed:

2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of each Company are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations and warranties of each Company contained in the Indenture to which it is a party and the accuracy of the Certificates;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Indenture as disclosed by the Registration Statement;

2.7.	the accuracy and completeness of the information appearing on public records of the Irish Companies Registration Office, the Judgements Office of the High Court and the Central Office of the High Court; and

2.8.	that each Company has entered into the Indenture in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Indenture commensurate with the risks undertaken by it in the Indenture.

3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:

3.1.	each Company is a limited liability and is a company duly incorporated and validly existing under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office, Judgements Office of the High Court and the Central Office of the High Court on the date hereof, each Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	each Company has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Indenture, and the implementation by each Company of the foregoing will not cause:

3.2.1.	any limit on it or on its directors (whether imposed by the documents constituting each Company or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened; and

3.3.	the Indenture has been duly executed and delivered on behalf of each Company.

4.	The opinions set forth in this opinion letter are given subject to the following qualifications:

4.1.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.2.	we express no opinion on any taxation matters or on the contractual terms of the relevant documents other than by reference to the legal character thereof.

This opinion is for the benefit of GCL and may also be relied upon by GCL’s special counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement and its opinion with respect of the validity of the securities being registered thereunder. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent if required under Section 7 of the Securities Act 1933 or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ A&L Goodbody

M-8992871-1

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